                                                                    EXHIBIT 4.12
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                            CLASS B COMMON STOCK AND
                     WARRANT REGISTRATION RIGHTS AGREEMENT

                         Dated as of ________ __, 1996

                                     Among

                          PCS DEVELOPMENT CORPORATION
                                   as Issuer,

                                      and

                              LEHMAN BROTHERS INC.
                            on behalf of itself and
               DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION
                           CHASE SECURITIES INC. and
                     TORONTO DOMINION SECURITIES (USA) INC.
                                as Underwriters

================================================================================

                               TABLE OF CONTENTS


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                                                                                                                      Page
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
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.       Piggy-Back Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

4.       Limitations, Conditions and Qualifications
         to Obligations Under Registration Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.       Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

6.       Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

8.       Restrictions on Sale by the Company and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (a)  No Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (b)  Adjustments Affecting Registrable Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (c)  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (d)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (e)  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (f)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (g)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (h)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (i)  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (j)  Securities Held by the Company or its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (k)  Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (l)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                            CLASS B COMMON STOCK AND
                     WARRANT REGISTRATION RIGHTS AGREEMENT


                 This Class B Common Stock and Warrant Registration Rights Agreement (the "Agreement") is dated as of ________ __, 1996, among PCS Development Corporation, a Delaware corporation (the "Company"), and Lehman Brothers Inc., on behalf of itself and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Toronto Dominion Securities (USA) Inc. (the "Underwriters").

                 This Agreement is entered into in connection with the Underwriting Agreement, dated ________ __, 1996, among the Company and Lehman Brothers Inc. on behalf of the Underwriters (the "Underwriting Agreement"), which provides for the sale by the Company to the Underwriters of ________ units (the "Units") consisting of $___________ aggregate principal amount of the Company's ____% Senior Discount Notes due 2006 and an aggregate of ________ Warrants each to purchase one share of the Company's Class B common stock, par value $1.00 per share (the "Class B Common Stock"). In order to induce the Underwriters to enter into the Underwriting Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Underwriters and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Underwriters' obligation to purchase the Units pursuant to the Underwriting Agreement.

                 The parties hereby agree as follows:

1.  Definitions

                 As used in this Agreement, the following terms shall have the following meanings:

                 Advice:  See Section 5 hereof.

                 Affiliate: When used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                 Agreement:  See the introductory paragraphs hereto.

                 Class B Common Stock:  See the introductory paragraphs hereto.

                 Company:  See the introductory paragraphs hereto.

                 Current Market Value: Current Market Value as defined in the Warrant Agreement.

                 Demand Registration:  See Section 2(a) hereof.

                 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 Exercise Event: Exercise Event as defined in the Warrant Agreement.

                 Holder: Each of the Underwriters, for so long as it owns any Warrants and/or Warrant Shares, and each of its successors, assigns and direct or indirect transferees who become registered owners of such Warrants or Warrant Shares.

                 Included Securities:  See Section 2(a) hereof.

                 Indemnified Person:  See Section 7(c) hereof.

                 Indemnifying Person:  See Section 7(c) hereof.

                 Independent Financial Expert: Independent Financial Expert as defined in the Warrant Agreement.

                 Inspectors:  See Section 5(n) hereof.

                 NASD:  The National Association of Securities Dealers, Inc.

                 Participant:  See Section 7(a) hereof.

                 Person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                 Piggy-Back Registration:  See Section 3(a) hereof.

                 Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities
         Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 Purchase Date:  See Section 2(b) hereof.

                 Records:  See Section 5(n) hereof.

                 Registrable Securities: Each Warrant Share and any other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise until the earliest to occur of
         (i) a Registration Statement covering such Warrant Share (and other securities, if any) has been declared effective by the SEC and such Warrant Share (and other securities, if any) has been sold, transferred or disposed of in accordance with such Registration Statement, (ii) such Warrant Shares shall have ceased to be outstanding or (iii) such Warrant Shares shall have been distributed to the public under Rule 144.

                 Registration Statement: Any registration statement or an appropriate form of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 Requisite Securities: A number of Registrable Securities equal to not less than 25% of the then-outstanding Registrable Securities held in the aggregate by all Holders.

                 Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                 Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 Selling Holder: A Holder who is selling Registrable Securities in accordance with the provisions of Section 2 or 3 hereof.

                 Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for resale to the public.

                 Underwriters:  See the introductory paragraphs hereto.

                 Underwriting Agreement: See the introductory paragraphs hereto.

                 Units:  See the introductory paragraphs hereto.

                 Warrant Agreement: The Warrant Agreement, dated as of ________ __, 1996, between the Company and United States Trust Company of New York as warrant agent, as amended or supplemented from time to time in accordance with the terms thereof, pursuant to which the Warrants are being issued.

                 Warrant Shares: The shares of Class B Common Stock deliverable upon exercise of the Warrants.

                 Warrants:  See the introductory paragraphs hereto.

                 Withdrawal Election:  See Section 3 hereof.

2.  Registration Rights

                 (a) At any time from and after the occurrence of an Exercise Event, Holders owning, individually or in the aggregate, not less than the Requisite Securities may make a written request for registration under the Securities Act of their Registrable Securities (a "Demand Registration"). Within 120 days of the receipt of such written request for a Demand Registration, the Company shall file with the SEC and use its best efforts to cause to become effective under the Securities Act one Registration Statement with respect to such Registrable Securities, unless, in the opinion of counsel to the Company as further described in, and subject to the provisions of,
Section 4(b) below, an exemption from the registration requirements of the Securities Act is then available for the sale and subsequent resale by any Person who is not an Affiliate of the Company of the Warrant Shares. Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request to all other Holders of Registrable Securities within 15 days after the receipt thereof. Within 20 days after receipt by any Holder of Registrable Securities of such notice from the Company, such Holder may request in writing that such Holder's Registrable Securities be included in such Registration Statement and the Company shall include in such Registration Statement the Registrable Securities of any such Holder requested to be so included (the "Included Securities"). Each such request by such other Holders shall specify the number of Included Securities proposed to be sold and the intended method of disposition thereof. Subject to paragraphs (b) and (c) hereof, the Company shall be required to register Registrable Securities pursuant to this paragraph (a) on only one occasion.

                 Subject to paragraph (e) hereof, no other securities of the Company except securities held by any Holder or any of their respective Permitted Transferees and any Person entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company shall be included in a Demand Registration.

                 (b) Notwithstanding the foregoing provisions of paragraph 2(a) hereof, the Company shall not be obligated to effect a Demand Registration if the Company offers to purchase all of the Registrable Securities on a date (the "Purchase Date") not more than 90 days after the receipt of the written request for a Demand Registration at a price equal to the Current Market Value of such Registrable Securities.

                 If the Company elects to make an offer to purchase under this paragraph 2(b), it shall mail a notice to all Holders, by first class mail, not less than 30 nor more than 60 days before the Purchase Date, at their addresses set forth on the records of the registrar. The notice will contain all instructions and materials necessary to enable such Holders to tender their Registrable Securities including:

                     (i) that the offer is being made pursuant to this paragraph 2(b);

                    (ii)  the identity of the Independent Financial Expert;

                   (iii)  the Current Market Value of a Registrable Security;

                    (iv) the Purchase Date (which shall be at least 20 Business Days from the date of mailing such notice or such longer period as may be required by law);

                     (v) that Holders electing to have Registrable Securities purchased will be required to surrender their certificates representing such Registrable Securities, together with a letter of transmittal duly completed, to the Company at the address set forth in the notice, no later than the close of business on the Business Day prior to the Purchase Date;

                    (vi) that Holders will be entitled to withdraw their election if the Company receives, prior to the purchase date, a telegram, telex or facsimile transmission not later than 5 Business Days prior to the Purchase Date setting forth the name of the Holder, the number of Registrable Securities delivered for purchase and a statement that such Holder is withdrawing its election to have his Registrable Securities purchased; and

                   (vii) that Holders whose Registrable Securities are purchased in part will be issued new Registrable Securities in number equal to the unpurchased portion of the Registrable Securities surrendered.

                 On the Purchase Date, the Company will accept all Registrable Securities surrendered, pay to the Holders thereof the Current Market Value of such Registrable Securities surrendered by them for purchase and issue and authenticate certificates for the Registrable Securities not so purchased. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase set forth in this paragraph 2(b). Upon payment for all Registrable Securities tendered pursuant to this paragraph 2(b), the Company shall be deemed to have effected the one Demand Registration for purposes of Section 2(a).

                 (c) A Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Company has complied in a timely manner and in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has become effective, the offering of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registrable Securities pursuant to such Registration Statement for any reason not attributable to any Holder participating in such registration and such Registration Statement has not become effective within a reasonable time period thereafter (not to exceed 30 days), such Registration Statement will be deemed not to have been effected for purposes of Section 2(a). The Company shall use its best efforts to keep such Demand Registration effective under the Securities Act until at least the earlier of (A) an aggregate of 150 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. For purposes of calculating the 150-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not effective shall be excluded. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

                 (d) Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to this
Section 2 and are to be sold thereunder agrees, if and to the extent requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period (or such shorter period as may be required by such managing underwriter or underwriter(s)) beginning on, the commencement of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

                 The foregoing provisions of this paragraph (d) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities commencing on the date of sale of such Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                 (e) If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company and will be reasonably acceptable to the Holders of the Requisite Securities to be sold thereunder.

                 No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (i) agrees to (A) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Company and the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (B) comply with Rules 10b-6 and 10b-7 under the Exchange Act and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                 (f) In a registration pursuant to this Section 2 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders who have requested such Demand Registration or who have sought inclusion therein that in such underwriter's or underwriters' opinion the total number of securities which the Selling Holders and any other

Person desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the number of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement (pro rata based on the amount of securities sought to be registered by such Persons) and (ii) second, provided that no securities sought to be included by the Holders have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons).

3.  Piggy-Back Registration

                 (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of its common equity securities (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"), unless, in the opinion of counsel to the Company as further described in, and subject to the provisions of, Section 4(b) below, an exemption from the registration requirements of the Securities Act is then available for the sale and subsequent resale by any Person who is not an Affiliate of the Company of the Warrant Shares. The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (i) 150 days after the effective date thereof or (ii) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy- Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Selling Holders.

                 No registration effected under this Section 3, and no failure to effect a registration under this Section 3, shall relieve the Company of its obligation to effect a registration upon the request of Holders of Registrable Securities pursuant to Section 2 hereof, and no failure to effect a registration under this Section 3 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

                 (b) In a registration pursuant to this Section 3 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (i) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (A) first, the securities which the Company proposes to register, and (B) second, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement, plus the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons) and (ii) in cases not initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (A) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities the priority shall be determined under paragraph 2(f) hereof), and
(B) second, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement, plus the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the

Company (pro rata based on the amount of securities sought to be registered by such Persons) and (C) third, the securities which the Company proposes to register.

                 If, as a result of the provisions of this paragraph (b), any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable.

4. Limitations, Conditions and Qualifications to Obligations Under Registration Covenants

                 The obligations of the Company set forth in Sections 2 and 3 hereof are subject to each of the following limitations, conditions and qualifications:

                 (a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it hereunder; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (i) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (ii) 120 days after the date of the determination of the board of directors referred to in the next sentence, and the duration of such postponement or suspension shall be excluded from the calculation of the 150-day period described in Section 2(b) hereof. Such postponement or suspension may only be effected if the board of directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its Affiliates or require disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential or such postponement or suspension is as a result of the Selling Holders failure to comply with paragraph (c) hereof. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (i) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable

         Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (ii) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.
         Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted as the one Demand Registration the Company is required to effect pursuant to Section 2(a) hereof.

                 (b) The Company shall not be required by this Agreement to register securities in a Registration Statement pursuant to Section 2 or 3 hereof if (i) in the written opinion of counsel to the Company, addressed to the Holders and delivered to them, the Holders of such securities seeking registration (other than Holders who are Affiliates of the Company) would be free to sell, and the transferees of such Holders would be free to resell all such securities without registration under the Securities Act (without reliance on Rule 144 under the Securities Act) and (ii) all requirements, under the Securities Act for effecting such sales and resales are satisfied at such time; provided that, notwithstanding the above, the Company shall be required to register such securities in a Registration Statement pursuant to Section 2 or 3 hereof if (x) the Company has breached its obligation under Section 7.3 of the Warrant Agreement or (y) a Person who is an Affiliate of the Company solely by reason of holding Warrant Shares desires to sell not less than the Requisite Securities, in the case of a registration pursuant to Section 2, or any number of Warrant Shares, in the case of a registration pursuant to Section 3.

                 (c) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

                 (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is requested by the underwriters with respect to such registration.

5.  Registration Procedures

                 In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                 (a) Prepare and file with the SEC as soon as practicable but in no event after the dates required hereunder, a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object.

                 (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the time periods prescribed hereby if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during such periods unless such action is required by applicable law or unless the Company complies with this Agreement, including, without limitation, the provisions of Section 5(k) hereof and the last paragraph of this Section 5.

                 (c) Notify the Selling Holders, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                 (d) Use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

                 (e) If requested by the managing underwriter or underwriters (if any), or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

                 (f) Furnish to each Selling Holder and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                 (g) Deliver to each Selling Holder, their respective counsel and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the underwriters or agents, if any, and dealers (if any) in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                 (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify and cooperate with the Selling Holders, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder or the managing underwriter or underwriters reasonably request; provided, however, that the Company shall not be required to
         (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                 (i) Cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such numbers and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                 (j) Use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                 (k) Upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (l) Prior to the effective date of the Registration Statement, (i) provide the registrar for the Registrable Securities with certificates for such securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for such securities.

                 (m) Enter into an underwriting agreement as is customary in underwritten offerings of equity securities similar to the Class B Common Stock and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of equity securities similar to the Class B Common Stock, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of equity securities similar to the Class B Common Stock and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of equity securities similar to the Class B Common Stock and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in
         Section 7 hereof (or such other provisions and procedures acceptable to Holders of at least the Requisite Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                 (n) Make available for inspection by any Selling Holder, any underwriter participating in the disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, (iv) the information is received by any Inspector outside of his, her or its dealings with the Company from a party not under an obligation of confidentiality to the Company, directly or indirectly, or (v) the information in such Records has been made generally available to the public, unless such information is made public by any Inspector in breach of this Agreement or by any other party directly or indirectly under an obligation of confidentiality to the Company. Each Selling Holder will be required to agree in writing pursuant to a confidentiality agreement that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each Selling Holder will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

                 (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                 (p) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which the Class A or Class B Common Stock of the Company is then listed.

                 (q) Cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller who is required to furnish information hereunder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                 Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.  Registration Expenses

                 (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions where the holders of Registrable Securities are located or as provided in Section 5(h) hereof)) and (C) all fees and expenses of a qualified independent underwriter, if any, (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority of the Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                 (b) Each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement requested pursuant to Section 2 or 3 hereof. Each Holder of Registrable Securities shall be responsible for paying all of its out-of-pocket expenses.

7.  Indemnification

                 (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the officers and directors of each such Holder, and each Person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the Company will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 5 of this Agreement.

                 (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

                 (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Company and the Company was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the

Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                 (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                 (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Restrictions on Sale by the Company and Others

                 (a) The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the 30-day period prior to, and during the 180-day period (or such shorter period as may be required by such managing underwriter or underwriter(s)) beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Demand Registration which has been requested pursuant to this Agreement, or a Piggy-Back Registration which has been scheduled, prior to the Company's or any of its subsidiaries' publicly announcing its intention to effect any such public sale or distribution; (ii) any agreement entered into after the date of this Agreement pursuant to which the Company (or, if applicable, any subsidiary of the Company) grants registration rights with respect to any securities of the Company shall contain (x) a provision under which the holders of such securities agree, in the event of an underwritten offering of Registrable Securities, not to effect any public sale or distribution of any securities of the same class as any of the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or other right for such securities, during the periods described in clause (i) of this Section 8(a), in each case including a sale pursuant to Rule 144 (or any similar provisions then in effect), and (y) a provision that effects, upon notice given pursuant to
Section 2 hereof to the Company that a Demand Registration of Registrable Securities is to be undertaken, the lapse of any demand registration rights with respect to any equity securities of the Company until the expiration of 60 days after the date of the completion of any such underwritten offering; (iii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Registrable Securities of the rights herein to request a Demand Registration or to join in any Piggy-Back Registration; and (iv) it shall use its reasonable efforts to secure the written agreement of each of its officers, directors and stockholders to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities) or any option or right for such securities during the period described in clause (i) of this Section 8(a).

                 (b) Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2 hereof and are to be sold thereunder agrees, to the extent permitted by applicable law or regulation, that, if and to the extent requested by the managing underwriter or underwriters in an underwritten offering, it shall not effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period (or such shorter period as may be required by such managing underwriter or underwriter(s)) beginning on, the commencement of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

9.  Miscellaneous

                 (a) No Inconsistent Agreements. The Company has not entered and will not enter into any agreement with respect to any of its securities which (i) will grant to any Person piggy-back registration rights with respect to a Registration Statement that are inconsistent with Section 2 or 3 hereof or
(ii) is inconsistent with the rights granted to the Holders of Registrable Securities in the Agreement or otherwise conflicts with the provisions hereof.

                 (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                 (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the then outstanding Registrable Securities; provided, however, that Section 7 and this
Section 9(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                 1. if to a Holder of Registrable Securities, at the most current address of such Holder set forth on the records of the registrar, with a copy in like manner to the Underwriters as follows:

                          c/o Lehman Brothers Inc.
                          3 World Financial Center
                          New York, New York  10285
                          Facsimile No:  (212) 526-3738
                          Attention:  Capital Markets Department

                 with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York  10017
                          Facsimile No: (212) 455-2502
                          Attention:  Vincent Pagano, Jr., Esq.

                 2.  if to the Underwriters, at the addresses specified in
         Section 10(d)(1);

                 3.  if to the Company, at the addresses as follows:

                          PCS Development Corporation
                          15 South Main Street
                          Suite 810
                          Greenville, South Carolina  29601
                          Facsimile No:  (864) 235-0841
                          Attention:  Cecil L. Duffie, Jr.

                 with copies to:

                          Nelson Mullins Riley & Scarborough, L.L.P.
                          NationsBank Corporate Center
                          33rd Floor, Suite 3350
                          100 North Tryon Street
                          Charlotte, North Carolina 28202
                          Facsimile No:  (704) 377-4814
                          Attention:  H. Bryan Ives III, Esq.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                 (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                 (j) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 (k) Third Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                 (l) Entire Agreement. This Agreement, together with the Underwriting Agreement and the Warrant Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Underwriters on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          PCS DEVELOPMENT CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          LEHMAN BROTHERS INC.
                                          on behalf of itself and
                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION
                                          CHASE SECURITIES, INC.
                                          TORONTO DOMINION SECURITIES
                                            (USA) INC.

                                               By LEHMAN BROTHERS INC.

                                               By:
                                                  ------------------------------
                                                   Authorized Representative